Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 29, 2015, with respect to the financial statements of the NewBridge Bank Employees’ 401(k) Plan as of December 31, 2014 and 2013 and for the years then ended, and supplemental information as of December 31, 2014, which report appears in the Annual Report on Form 11-K of NewBridge Bancorp for the year ended December 31, 2014, incorporated herein by reference.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina

March 1, 2016